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                                                                    EXHIBIT 10.2

                            COLLATERAL THERAPEUTICS, INC.

                           FORM OF STOCK ISSUANCE AGREEMENT
                           --------------------------------

         AGREEMENT made as of this____ day of ____________, 19__, by and between COLLATERAL THERAPEUTICS, INC., a California corporation (the "Corporation"), and _________________, an individual resident in the State of California ("Purchaser") and _____________________, the Purchaser's spouse.

    I.   PURCHASE OF SHARES

         1.1 PURCHASE. The Purchaser hereby purchases, and the Corporation hereby sells to Purchaser, ___________ shares (the "Shares") of the Corporation's common stock ("Common Stock") at a purchase price of $ _____ per share (the "Purchase Price").

         1.2 PAYMENT. Concurrently with the execution of this Agreement, the Purchaser shall deliver to the Corporate Secretary of the Corporation the aggregate Purchase Price payable for the Shares in cash or cash equivalents.

         1.3 DELIVERY OF CERTIFICATES. A certificate representing the Shares purchased hereunder shall be delivered to the Purchaser by the Company upon payment by the Purchaser of the Purchase Price.

         1.4 SHAREHOLDER RIGHTS. Until such time as the Corporation actually exercises its rights of first refusal under this Agreement, Purchaser (or any successor in interest) shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Shares, subject, however, to the transfer restrictions of Article III.

    II.  SECURITIES LAW COMPLIANCE

         2.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Corporation, which by Purchaser's execution of this Agreement Purchaser hereby confirms, that the Shares are being acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. Purchaser represents that he has full power and authority to enter into this Agreement.


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         2.2  DISCLOSURE OF INFORMATION.  Purchaser believes he/she has received all the information he/she considers necessary or appropriate for deciding whether to purchase the Shares. Purchaser acknowledges that the Corporation has not prepared any financial statements. Purchaser further represents that he/she has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the offering of the Shares.

         2.3 INVESTMENT EXPERIENCE. Purchaser is an investor in securities of companies in the early development stage and acknowledges that he is able to fend for himself/herself, can bear the economic risk of his/her investment and has such knowledge and experience in financial or business matters that he/she is capable of evaluating the merits and risks of the investment in the Shares.

         2.4 PERSONAL KNOWLEDGE. As of Purchaser's execution of this Agreement, Purchaser (i) has a preexisting personal and business relationship with the Corporation (ii) is thoroughly familiar with the Corporation's operations and its financial condition and (iii) has such knowledge and experience in financial and business matters (including experience with investments of a similar nature), that Purchaser is capable of evaluating the merits and risks of an investment in the Shares. PURCHASER RECOGNIZES THAT THE PURCHASE OF THE SHARES IS A SPECULATIVE INVESTMENT THAT INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS WITH THE FINANCIAL CAPABILITY OF MAKING AND HOLDING LONG-TERM INVESTMENTS NOT READILY REDUCIBLE TO CASH.

         2.5 EXEMPTION FROM REGISTRATION. The Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and are accordingly being issued to Purchaser in reliance upon the exemption from such registration provided by the 1933 Act or the rules and regulations promulgated by the Securities and Exchange Commission under the 1933 Act.

         2.6 RESTRICTED SECURITIES. Purchaser hereby confirms that Purchaser has been informed that the Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Purchaser hereby acknowledges that Purchaser is prepared to hold the Shares for an indefinite period and that Purchaser is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Shares from the registration requirements of the 1933 Act.

         2.7 DISPOSITION OF SHARES. Purchaser hereby agrees that Purchaser shall make no disposition of the Shares (other than a permitted transfer under paragraph 3.1) unless and until there is compliance with all of the following requirements:


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              (a)  Purchaser shall have notified the Corporation of the
    proposed disposition and provided a written summary of the terms and conditions of the proposed disposition.

              (b) Purchaser shall have complied with all requirements of this Agreement applicable to the disposition of the Shares.

              (c) Purchaser shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (i) the proposed disposition does not require registration of the Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

         The Corporation shall NOT be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Article II NOR (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

         2.8 RESTRICTIVE LEGENDS. In order to reflect the restrictions on disposition of the Shares, the stock certificates for the Shares will be endorsed with restrictive legends, including one or more of the following legends:

              (i) "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a 'no action' letter of the Securities and Exchange Commission with respect to such sale or offer, or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer."

              (ii) "The shares represented by this certificate may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated _____________, 19__, between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). Such agreement grants certain repurchase rights and rights of first refusal to the Corporation (or its assignees) upon the sale, assignment, transfer, encumbrance or other disposition of the Corporation's shares or upon termination of service with the Corporation. The Corporation will upon written request furnish a copy of such agreement to the holder hereof without charge."


                                         -3-
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    III. TRANSFER RESTRICTIONS

         3.1 RESTRICTION ON TRANSFER. The Shares shall not be transferred, assigned, encumbered or otherwise made the subject of disposition in contravention of the Corporation's First Refusal Right under Article IV. Such restrictions on transfer, however, shall NOT be applicable to (i) a gratuitous transfer of the Shares made to the Purchaser's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Purchaser or the Purchaser's spouse or issue, PROVIDED AND ONLY IF the Purchaser obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Shares effected pursuant to the Purchaser's will or the laws of intestate succession, or (iii) a transfer by a Purchaser who is a partner in a partnership to such partnership or a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse.

         3.2 TRANSFEREE OBLIGATIONS. Each person (other than the Corporation) to whom the Shares are transferred by means of one of the permitted transfers specified in paragraph 3.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Corporation's First Refusal Right granted hereunder and (ii) the market stand-off provisions of paragraph 3.4, to the same extent such Shares would be so subject if retained by the Purchaser.

         3.3 DEFINITION OF OWNER. For purposes of Article III of this Agreement, the term "Owner" shall include the Purchaser and all subsequent holders of the Shares who derive their chain of ownership through a permitted transfer from the Purchaser in accordance with paragraph 3.1.

         3.4  MARKET STAND-OFF PROVISIONS.

              (a) In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Corporation or such underwriters; PROVIDED, however, that in no event shall such period exceed one hundred-eighty (180) days in connection with Corporation's initial public offering or ninety (90) days in connection with any subsequent public offering.


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              (b)     Owner shall be subject to the market stand-off provisions
of this paragraph 3.4 PROVIDED AND ONLY IF the then-current officers and directors of the Corporation are also subject to similar arrangements.

              (c) In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock effected without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this paragraph 3.4, to the same extent the Shares are at such time covered by such provisions.

              (d) In order to enforce the limitations of this paragraph 3.4, the Corporation may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

              (e) This market stand-off terminates three (3) years after the effective date of the Corporation's initial public offering.

    IV.  RIGHT OF FIRST REFUSAL

         4.1 GRANT. The Corporation is hereby granted the right of first refusal (the "First Refusal Right"), exercisable in connection with any proposed transfer of the Shares. For purposes of this Article IV, the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition for value of the Shares intended to be made by the Owner, but shall not include any of the permitted transfers under paragraph 3.1.

         4.2 NOTICE OF INTENDED DISPOSITION. In the event the Owner desires to accept a bona fide third-party offer for any or all of the Shares (the shares subject to such offer to be hereinafter called the "Target Shares"), Owner shall promptly (i) deliver to the Corporate Secretary of the Corporation written notice (the "Disposition Notice") of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror and
(ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles II and III of this Agreement.

         4.3 EXERCISE OF RIGHT. The Corporation (or its assignees) shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon substantially the same terms and conditions specified therein or upon terms and conditions which do not materially vary from those specified therein. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to Owner prior to the expiration of the twenty-five (25)-day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Corporation (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than


                                         -5-
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five (5) business days after delivery of the Exercise Notice; and at such time
Owner shall deliver to the Corporation the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer.

         4.4 NON-EXERCISE OF RIGHT. In the event the Exercise Notice is not given to Owner within twenty-five (25) days following the date of the Corporation's receipt of the Disposition Notice, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; PROVIDED, however, that any such sale or disposition must not be effected in contravention of the provisions of Article II of this Agreement. The third-party offeror shall acquire the Target Shares free and clear of the Corporation's First Refusal Right hereunder, but the acquired shares shall remain subject to (i) the securities law restrictions of paragraph 2.6 and (ii) the market stand-off provisions of paragraph 3.4. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30) day period, the Corporation's First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses in accordance with paragraph 4.7.

         4.5 PARTIAL EXERCISE OF RIGHT. In the event the Corporation (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within thirty (30) days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:

              (i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of paragraph 4.4, as if the Corporation did not exercise the First Refusal Right hereunder; or

              (ii) sale to the Corporation (or its assignees) of the portion of the Target Shares which the Corporation (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of paragraph 4.3.

         Failure of Owner to deliver timely notification to the Corporation under this paragraph 4.5 shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.


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         4.6  RECAPITALIZATION/MERGER.

              (a) In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Corporation's First Refusal Right hereunder, but only to the extent the Purchased Shares are at the time covered by such right.

              (b) The Corporation's First Refusal Right shall terminate in the event of any of the following transactions:

                      (i) a merger or consolidation in which more than fifty percent (50%) of the Corporation's outstanding voting stock is transferred to a person or persons different from those who held the stock immediately prior to such transaction,

                      (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets, or

                      (iii) a merger or consolidation in which the Corporation is not the surviving entity (other than a transaction effected primarily to change the state in which the Corporation is incorporated, or to create a holding Corporation structure).

         4.7 LAPSE. The First Refusal Right under this Article VI shall lapse and cease to have effect upon the EARLIEST to occur of (i) the first date on which shares of the Corporation's Common Stock are held of record by more than five hundred (500) persons, (ii) a determination is made by the Corporation's Board of Directors that a public market exists for the outstanding shares of the Corporation's Common Stock, or (iii) a firm commitment underwritten public offering pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Corporation's Common Stock in the aggregate amount of at least $10,000,000. However, the market stand-off provisions of paragraph 4.4 shall continue to remain in full force and effect following the lapse of the First Refusal Right hereunder.

    V.   GENERAL PROVISIONS

         5.1 DEFINITIONS. For purposes of this Agreement, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

              (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered


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    to be a PARENT corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         5.2  NOTICES.  Any notice required in connection with the First
Refusal Right or the disposition of any Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph 5.3 to all other parties to this Agreement.

         5.3 NO WAIVER. The failure of the Corporation (or its assignees) in any instance to exercise its First Refusal Right, shall not constitute a waiver of any other rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and the Purchaser or the Purchaser's spouse. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

    VI.  MISCELLANEOUS PROVISIONS

         6.1 PURCHASER UNDERTAKING. Purchaser hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Purchaser or the Shares pursuant to the express provisions of this Agreement.

         6.2 AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

         6.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State's conflict-of-laws rules.


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         6.4  COUNTERPARTS.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         6.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

         6.6 CORPORATION COUNSEL. PURCHASER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT HAS BEEN PREPARED BY THE CORPORATION'S COUNSEL, WHICH COUNSEL HAS REPRESENTED THE INTERESTS OF THE CORPORATION AND NOT THOSE OF PURCHASER WITH RESPECT TO THIS AGREEMENT, THAT PURCHASER IS NOT RELYING ON ANY REPRESENTATION OR ADVICE FROM THE CORPORATION OR ITS COUNSEL OR FROM ANY OTHER INVESTOR IN THE CORPORATION ABOUT THIS AGREEMENT, ITS CONTENT OR EFFECT AND THAT PURCHASER HAS BEEN ENCOURAGED TO SEEK INDEPENDENT COUNSEL TO REVIEW THIS AGREEMENT ON BEHALF OF PURCHASER.

         6.7 POWER OF ATTORNEY. Purchaser's spouse hereby appoints Purchaser his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Purchaser's spouse further gives and grants unto Purchaser as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Purchaser shall lawfully do and cause to be done by virtue of this power of attorney.

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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                             COLLATERAL THERAPEUTICS, INC.,
                             a California corporation


                             By:
                                -------------------------------------
                                Jack Reich, President

                             Address:
                                     --------------------------------

                                     --------------------------------



                             PURCHASER


                             ----------------------------------------


                             Address:
                                     --------------------------------

                                     --------------------------------


         The undersigned spouse of Purchaser has read and hereby approves the foregoing Agreement. In consideration of the Corporation's entering into this Agreement with Purchaser, the undersigned hereby agrees to be irrevocably bound by all the terms and provisions of such Agreement, including (specifically) the right of the Corporation (or its assignees) to purchase any and all interest or right the undersigned may otherwise have in such shares pursuant to community property laws or other marital property rights.


                             ----------------------------------------
                             Purchaser's Spouse

                             Address:
                                     --------------------------------

                                     --------------------------------



                     [SIGNATURE PAGE TO STOCK ISSUANCE AGREEMENT]

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                        SCHEDULE OF STOCK ISSUANCE AGREEMENTS


Jack Reich, dated March 20, 1996
Christopher Reinhard, dated March 20, 1996
Craig Andrwews, dated March 20, 1996
David Robinson, dated March 23, 1996
Robert L. Engler Separate Property Trust, dated March 25, 1996
Dr. Kirt Hammond, dated March 26, 1996
David Hale, dated March 26, 1996
Brad Duft, dated March 29, 1996